Exhibit 3.21

CERTIFICATE OF INCORPORATION

of

IMS CHINAMETRIK INCORPORATED

* * * * * * * * *

First: The name of the corporation is:

IMS ChinaMetrik Incorporated

Second: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

Third: The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth: The total number of shares of capital stock which the corporation shall have authority to issue is one hundred (1000) shares of Common Stock; each such share shall have a $0.01 par value.

Fifth: The name and mailing address of the incorporator is as follows:

Name:	Mailing Address
Dina F. Diagonale	c/o Cognizant Corporation 200 Nyala Farms Westport, Connecticut 06880

Sixth: The corporation shall have perpetual existence.

Seventh: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the By-Laws of the corporation.

Eighth: Elections of directors need not be by written ballot unless the By- Laws of the corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-Laws of the corporation.

Ninth: Directors of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Tenth: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 19th day of March, 1998.

/s/ Dina F. Diagonale
Dina F. Diagonale, Incorporator

CERTIFICATE OF MERGER

OF

CHINAMETRIK, INC.

A NEW YORK CORPORATION INTO

IMS CHINAMETRIK INCORPORATED

A DELAWARE CORPORATION

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

ChinaMetrik, Inc., a New York corporation

IMS ChlnaMetrik Incorporated, a Delaware corporation

SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified. executed and acknowledged by ChinaMetrik, Inc. and IMS ChinaMetrik Incorporated in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

THIRD: That the name of the surviving corporation IMS ChinaMetrik Incorporated.

FOURTH: That the Certificate of Incorporation of IMS ChinaMetrik Incorporated shall be the certificate of incorporation of the surviving corporation.

FIFTH: The surviving corporation is a corporation of the State of Delaware.

SIXTH: The executed agreement of merger is on file at the principal place of business of IMS ChinaMetrik Incorporated at 200 Nyala Farms, Westport, CT 06880.

SEVENTH: A copy of the agreement of merger will be furnished by IMS ChinaMetrik Incorporated on request and without cost, to any stockholder of ChinaMetrik, Inc. or IMS ChinaMetrik Incorporated.

EIGHTH: The authorized capital stock of ChinaMetrik, Inc. is 200 shares of Common Stock, no par value.

IN WITNESS WHEREOF, IMS ChinaMetrik Incorporated has caused this certificate to be signed by Jared T. Finkelstein, its authorized officer, on this 31st day of March, 1998.

IMS ChinaMetrik Incorporated

By:	/s/ Jared T. Finkelstein
Name:	Jared T. Finkelstein
Title:	Vice President

STATE OF DELAWARE

CERTIFICATE OF CORRECTION

FOR THE

CERTIFICATE OF INCORPORATION

OF

IMS CHINAMETRIK INCORPORATED

IMS CHINAMETRIK INCORPORATED, a Corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware does hereby certify:

1. The name of the Corporation is IMS ChinaMetrik Incorporated.

2. That a Certificate of Incorporation was filed on March 19, 1998 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate is that the amount of authorized stock written out does not match the number in the parentheses.

4. Article 4 of the Certificate should be amended to read as follows:

The total number of shares of capital stock which the corporation shall have authority to issue is one thousand (1000) shares of Common Stock; each such share shall have a $0.01 par value.

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Correction this 26th day of February, 2010.

By:	/s/ Robin Y. Nance
Title:	Secretary

IMS CHINAMETRIK INCORPORATED

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION

IMS Chinametrik Incorporated (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. That the Board of Directors of the Corporation, by the written consent of its members, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

RESOLVED, Section 1 of the Certificate of Incorporation shall be deleted in its entirety and the following new Section 1 shall be inserted in lieu thereof:

“The name of the corporation is IQVIA Chinametrik Inc.” (hereinafter referred to as the “Corporation”).

2. That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

3. This Certificate of Amendment to Certificate of Incorporation shall be effective upon filing.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 6th day of November, 2017.

IMS Chinametrik Incorporated

By:	/s/ James H. Erlinger
Name:	James H. Erlinger III
Title:	President